Exhibit 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No. 20[●]-[●]	Date of Issuance: [●], 20[●]

CHIASMA, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

THIS CERTIFIES THAT, for value received, [●] (the “Holder”) is entitled to purchase from Chiasma, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of this Warrant, at any time prior to the Expiration Date (as defined below), [●] ([●]) shares of the Company’s Common Stock, par value $0.01 (“Common Stock”), at an exercise price per Warrant Share of $0.01 (the “Exercise Price”). The shares of Common Stock purchasable upon exercise of this Warrant are hereinafter referred to as the “Warrant Shares”. The Warrant Shares and the Exercise Price are subject to further adjustment as set forth in Section 2.

1. Exercise of Warrant.

1.1 Term. This Warrant shall terminate and no longer be exercisable on [•], 2022; provided, however, that if the Holder is obligated to purchase shares of the Company’s Series D Convertible Preferred Stock, $0.01 par value per share, at the Second Closing (as defined in the Purchase Agreement (as defined below)) or the Third Closing (as defined in the Purchase Agreement) and the Holder fails to purchase (subject to the second sentence of Section 2.5 of the Purchase Agreement) the Holder’s Second Closing Amount (as defined in the Purchase Agreement) at or prior to the Second Closing or the Holder’s Third Closing Amount (as defined in the Purchase Agreement) at or prior to the Third Closing, then this Warrant shall terminate and no longer be exercisable effective upon, subject to and concurrently with the consummation of the Closing (as defined in the Purchase Agreement) at which the Holder becomes a Defaulting Purchaser (as defined in the Purchase Agreement). For purposes of this Warrant, (a) “Expiration Date” shall mean the date upon which this Warrant expires in accordance with the terms of this Section 1.1, and (b) “Purchase Agreement” shall mean that certain Series D Convertible Preferred Stock Purchase Agreement, dated as of July 11, 2012, by and among the Company and the other parties thereto.

1.2 Method. This Warrant may be exercised by the Holder, in whole or in part, by:

(a) the surrender of this Warrant (with the Notice of Exercise form attached hereto as Attachment A and the Investment Representation Statement attached hereto as Attachment B duly executed) at the principal office of the Company; and

(b) the payment to the Company, by check, wire or cancellation of indebtedness, of an amount equal to the Exercise Price per share multiplied by the number of Warrant Shares then being purchased.

1.3 Net Exercise. In lieu of Section 1.2 hereof, the Holder may elect to convert this Warrant or any portion thereof (the “Conversion Right”), by surrender of this Warrant at the principal office of the Company together with notice of the Holder’s intention to exercise the Conversion Right, into that number of Warrant Shares computed using the following formula:

X	=	Y(A-B)
A

Where:

X =	The number of Warrant Shares to be issued to the Holder upon exercise of the Conversion Right.

Y =	The number of Warrant Shares for which this Warrant is being exercised.

A =	The Fair Market Value (as defined below) of one Warrant Share at the time the Conversion Right is exercised.

B =	Exercise Price (as adjusted to the date of such calculation).

For purposes of Section 1.3, “Fair Market Value” shall mean:

(a) If the Warrant is exercised in connection with and contingent upon an initial public offering, and if the Company’s registration statement relating to such initial public offering has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.

(b) If the Warrant is exercised in connection with and contingent upon a sale of the Company, then the purchase price per share actually received by a holder of Common Stock.

(c) If the Warrant is exercised following the Company’s initial public offering, the average of the closing price of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange or electronic securities market on which the Common Stock is listed, whichever is applicable, for the thirty (30) trading days prior to the date of determination of the Fair Market Value (or such shorter period of time during which such Common Stock was traded over-the-counter or on such exchange).If none of (a), (b) or (c) is applicable, then the fair market value as determined in good faith by the Board of Directors of the Company.

1.4 Delivery; Certificate. Upon receipt by the Company of this Warrant and such Notice of Exercise, together with, if applicable, the aggregate Exercise Price, at its principal office, or by the stock transfer agent or warrant agent of the Company at its office, the Holder shall be deemed to be the holder of record of the applicable Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall, as soon as practicable after the exercise of this Warrant in accordance with the terms hereof, prepare a certificate for the Warrant Shares purchased in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, as soon as practicable after the surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.

1.5 Exercise Upon a Company Sale. Notwithstanding anything herein to the contrary, upon and effective as of the occurrence of a Company Sale (as defined in the Amended and Restated Investor Rights Agreement, dated as of July 11, 2012, by and among the Company and the other parties thereto, as may be amended and/or restated from time to time), to the extent not previously exercised this Warrant shall automatically be exercised by the Holder pursuant to Section 1.3 herein without any further action necessary on the part of the Holder (a “Sale Exercise”) unless the Holder notifies the Company in writing to the contrary prior to such automatic exercise; provided, however, that such automatic exercise shall not occur and this Warrant shall instead be terminated upon and effective as of the occurrence of a Company Sale if the Exercise Price equals or exceeds the Fair Market Value calculated in accordance with Section 1.3(b) hereof in connection with such Sale Exercise.

2. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of the following events:

2.1 Subdivision or Combination. If the Company at any time prior to the Expiration Date shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately decreased (and the number of Warrant Shares issuable upon exercise of this Warrant proportionately increased to the nearest whole) in the case of a subdivision or the Exercise Price shall be proportionately increased (and the number of Warrant Shares issuable upon exercise of this Warrant proportionately decreased to the nearest whole) in the case of a combination.

2.2 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the type of securities of the Company issuable upon exercise of this Warrant (other than as a result of a subdivision, combination or stock dividend provided for in Section 2.1 above or Section 2.3 below), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Warrant Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

2.3 Stock Dividends. If the Company at any time prior to the Expiration Date shall pay a dividend with respect to Common Stock payable in Common Stock (except any distribution accounted for in the foregoing Section 2:1), then the Exercise Price shall be adjusted, from and after the record date for shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

3. Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

4. Stock Fully Paid; Reservation of Warrant Shares. All Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. In the event that there is an insufficient number of shares of Common Stock reserved for issuance pursuant to the exercise of this Warrant, the Company will take appropriate action to authorize an increase in the capital stock to allow for such issuance or similar issuance acceptable to the Holder.

5. Securities Laws; Transfer.

5.1 Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder hereof shall confirm in writing, in the form attached hereto as Attachment B, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, the Holder shall provide such additional information regarding such Holder’s financial and investment background as the Company may reasonably request. This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

5.2 Transferability of Warrant. This Warrant may not be transferred or assigned in whole or in part without (a) the prior written consent of the Company and (b) compliance with applicable federal and state securities laws; provided, however, that this Warrant may be transferred without the prior written consent of the Company to an affiliate of the Holder.

5.3 Disposition of Warrant Shares. The Holder agrees not to make any disposition of all or any portion of the Warrant Shares unless and until (a) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (b) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5 and (c):

(i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant Shares under the Act; provided that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

5.4 Market Standoff. Each Holder agrees, in connection with the Company’s initial public offering (the “IPO”) of its equity securities, and upon request of the Company or the underwriters managing such offering, (a) not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any of the Warrants or the Warrant Shares (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days (or such longer period of time as may be required to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), as applicable, (or any successor rules or amendments thereto))) from the effective date of such registration as may be requested by the Company or such underwriters and (b) to execute any agreement regarding (a) above as may be requested by the Company or underwriters at the time of the public offering; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions. The Company may impose stop transfer instructions to enforce this Section 5.4.

6. Rights of Stockholders. No Holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of capital stock or any other equity securities of the Company, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Warrant Shares shall have become deliverable, as provided herein.

7. Miscellaneous.

7.1 Governing Law. This terms and conditions of this Warrant shall be governed in all respects by the internal laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

7.2 Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company and inure to the benefit of the Holder and any successors or assigns.

7.3 Waivers and Amendments. This Warrant is one of a series of Warrants (collectively, the “Warrants”) that were originally issued by the Company pursuant to the Purchase Agreement. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holders of Warrants representing a majority of the number of Warrant Shares then issuable upon the exercise of the Warrants, provided, however, that the consent of the holder of this Warrant shall be required if such amendment or waiver adversely affects such holder in a different and disproportionate manner than the holders of the other Warrants.

7.4 Loss of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver a new Warrant of like terms.

7.5 Headings. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.

7.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) forty-eight (48) hours after having been sent by registered or certified mail, return receipt requested, postage prepaid, or after being deposited in the U.S. mail, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in the case of the Holder, addressed to the Holder at the address set forth on the signature page hereto and, in the case of the Company, to Chiasma, Inc., 831 Beacon Street, Suite 313, Newton Center, Massachusetts 02459, Attention: Chief Executive Officer, with a copy to Latham & Watkins LLP, John Hancock Tower, 20th Floor, 200 Clarendon Street, Boston, Massachusetts 02116, Attention: Peter N. Handrinos; or as subsequently modified by written notice to the other party.

7.7 Counterparts. This Warrant may be executed in two or more counterparts (including, but not limited to, by facsimile, PDF or other electronic copy), each of which shall be deemed an original and all of which together shall constitute one instrument.

(Signature, page follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

CHIASMA, INC.

By:
Name:	Fredric D. Price
Its:	Chairman, Chief Executive Officer and President

ACKNOWLEDGED:
[ ]

Address:

Facsimile:

WARRANT SIGNATURE PAGE

ATTACHMENT A

NOTICE OF EXERCISE

TO:	CHIASMA, INC.

☐         The undersigned hereby elects to purchase                  shares of Common Stock of Chiasma, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

☐         The undersigned hereby elects to convert the attached Warrant into Warrant Shares in the manner specified in Section 1.3 of the Warrant. This conversion is exercised with respect to                  of the shares covered by the Warrant.

[Check the box next to the paragraph above that applies.]

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name:

Address:

3. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Attachment B.

HOLDER

By:

Title:

Date:

NOTICE OF EXERCISE

ATTACHMENT B

INVESTMENT REPRESENTATION STATEMENT

In connection with the exercise or conversion of a Warrant to purchase shares of Common Stock (the “Warrant Shares”) of Chiasma, Inc. (the “Company”), the undersigned (the “Holder”) hereby represents and warrants to the Company the following:

(a) Investment Experience. It is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended (the “Act”), and has substantial experience in evaluating and investing in private placement transactions of. securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. It is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant Shares.

(b) Purchase Entirely for Own Account. The Warrant Shares are being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Holder has no present intention of selling, granting any participation in, or otherwise distributing the Warrant Shares. The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to the Warrant Shares.

(c) Restricted Securities. The Holder understands that the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant Shares may be resold without registration under the Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Holder must bear the economic risk of this investment indefinitely unless the Warrant Shares are registered pursuant to the Act, or an exemption from registration is available. The Holder understands that the Company has no present intention of registering the Warrant Shares. The Holder also understands that there is no assurance that any exemption from registration under the Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the Warrant Shares under the circumstances, in the amounts or at the times the Holder might propose.

HOLDER

By:
Name:
Title:

Date:

INVESTMENT REPRESENTATION STATEMENT